                         NOTICE OF GUARANTEED DELIVERY
                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                         MILLER BUILDING SYSTEMS, INC.
                                       AT

                              $8.40 NET PER SHARE
                                       TO

                    DELAWARE MILLER ACQUISITION CORPORATION
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                           COACHMEN INDUSTRIES, INC.

     This Notice of Guaranteed Delivery or one substantially equivalent must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock of Miller Building Systems, Inc. (the "Shares"), are not immediately available or (ii) time will not permit the share certificates and all required documents to reach First Chicago Trust Company of New York (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase, defined below) or (iii) the procedures for delivery by book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    First Chicago Trust Company of New York

           By Mail:                            By Hand:                      By Overnight Delivery:
          EquiServe                            EquiServe                           EquiServe
 Corporate Actions Department         c/o Securities Transfer and         Corporate Actions Department
       P.O. Box 842011                 Reporting Services, Inc.               40 Campanelli Drive
    Boston, MA 02284-2011         Attn: Corporate Actions Department          Braintree, MA 02184
                                     100 William Street, Galleria             Attn: Coachmen Deal
                                          New York, NY 10038

        By Facsimile Transmission:
     (For Eligible Institutions Only)
            (781) 575-4826 OR                 Confirmation Receipt of Facsimile by Telephone Only:
              (781) 575-4827                                     (781) 575-4816

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, THE SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

     THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Delaware Miller Acquisition Corporation ("Purchaser"), an indirect wholly owned subsidiary of Coachmen Industries, Inc., an Indiana corporation, in accordance with the terms and subject to the conditions set forth in the Offer to Purchase, dated September 20, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Offer to Purchase, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the procedures for guaranteed delivery set forth in Section 3 of the Offer to Purchase.

Certificate Nos. (If Available):
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Number of Shares Tendered:
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(Check if Shares will be tendered by book-entry transfer)

Account Number:
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Dated:
--------------------------------------------------------------------------------
       , 2000

Name(s) of Record Holder(s):
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                             (PLEASE TYPE OR PRINT)

Address(es):
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Zip Code:
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Area Code and Telephone Numbers:
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Signature(s):
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                                        2

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                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP), or any other "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 ("Exchange Act") (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act, (b) represents that the tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees to deliver to the Depositary either the Share Certificates evidencing all tendered Shares, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to the Shares, in either case, together with the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other documents required by the Letter of Transmittal, all within three Nasdaq trading days after the date hereof. The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (or an Agent's Message) and share certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to the eligible guarantor institution.

 Name of Firm
 ------------------------------------------------------------------------------

 Authorized Signature
 ------------------------------------------------------------------------------

 Name
 ------------------------------------------------------------------------------

                             (PLEASE TYPE OR PRINT)

 Title
 ------------------------------------------------------------------------------

 Address
 ------------------------------------------------------------------------------

 Zip Code
 ------------------------------------------------------------------------------

 Area Code and Telephone Number
 --------------------------------------------------------------------------

 Dated
 ------------------------------------------------------------------------------
       , 2000

      NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT TO THE DEPOSITARY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.
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